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                                                                    EXHIBIT 10.2

                       DIRECTOR NON-QUALIFIED STOCK OPTION

      This stock option ("Stock Option") has been granted this ____ day of ________, 2004 ("Grant Date"), by MISSION RESOURCES CORPORATION, a Delaware corporation, with its principal office in Houston, Texas ("Company"), to _____________ ("Optionee"), a Non-Employee director, under the Mission Resources Corporation 2004 Stock Incentive Plan ("Plan"). The Optionee is entitled to purchase ______ shares of the Company's Common stock, $0.01 par value ("Common Stock"), at an option price of $_____ per share, pursuant to the Plan as in effect on the date hereof. The options shall vest 100% on the first business day following the annual meeting of the Company stockholders (which shall be the grant date). Upon exercise of this Stock Option, the Optionee shall pay to the Company, in full, the option price for the shares of Common Stock issuable pursuant to such exercise with cash or Common Stock (valued at fair market value on the date of such exercise). The terms of the Plan, a copy of which has been given to Optionee, are incorporated herein by reference and are hereby made a part of this Stock Option.

                                           MISSION RESOURCES CORPORATION

                                           By: ______________________________

AGREED AND ACCEPTED BY:
_______________________________